Filed pursuant to Rule 424(b)(3)
                                            Registration Statement No. 333-21887

                           PROSPECTUS SUPPLEMENT NO. 2
                     (to prospectus dated February 6, 1998)


                                3,471,356 Shares
                       First Industrial Realty Trust, Inc.
                                  Common Stock


     This prospectus supplement supplements information contained in the "Selling Stockholders" section of the prospectus dated February 6, 1998, as amended by Prospectus Supplement No. 1 dated June 15, 2001, relating to the potential offer and sale from time to time of up to 3,471,356 shares of common stock of First Industrial Realty Trust, Inc. by the selling stockholders. This prospectus supplement is not complete without, and may not be delivered or used except in connection with, the prospectus dated February 6, 1998, including any supplements or amendments to such prospectus.

     The table below reflects the transfer by Henry J. Satsky, who is no longer a Selling Stockholder, of 2,708 units to IBS Delaware Partners, L.P.


                                            Number of shares and units owned              Number of shares
Name                                              before the offering                      offered hereby
----                                     --------------------------------------           ---------------
IBS Delaware Partners, L.P.                               2,708                                 2,708



          The date of this prospectus supplement is September 12, 2002.